UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

         Date of Report (Date of earliest event reported) August 5, 2003

             (Exact name of registrant as specified in its charter)
                                DST Systems, Inc.

           (State or other       (Commission        (I.R.S. Employer
             jurisdiction        File Number)      Identification No.)
          of incorporation)

               Delaware            1-14036            43-1581814

                333 West 11th Street, Kansas City, Missouri 64105
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (816) 435-1000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

                                    FORM 8-K
                                DST SYSTEMS, INC.


ITEM 7  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.
                  Exhibit No.       Description of Document
                  99.1              News Release dated August 5, 2003

ITEM 9 REGULATION FD DISCLOSURE

See attached to this Form 8-K a News Release dated August 5, 2003 concerning the announcement by DST Systems, Inc. of further information about its discussions with Janus Capital Group Inc. regarding a proposed share exchange transaction.

The information in this Current Report on Form 8-K, including the exhibit, is required by Item 12 of Form 8-K, shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DST Systems, Inc.

                           /s/ Gregg Wm. Givens
                           Vice President and Chief Accounting Officer

Date: August 6, 2003

            DST SYSTEMS, INC. ANNOUNCES INFORMATION ABOUT DISCUSSIONS
                         WITH JANUS CAPITAL GROUP, INC.

KANSAS CITY, MO (August 5, 2003) - DST Systems, Inc. ("DST" or the "Company") (NYSE: DST) today announced further information about its discussions with Janus Capital Group Inc. ("Janus"), regarding a proposed share exchange transaction. Under this proposed transaction, Janus would transfer to DST approximately 31.5 million shares of DST common stock held by Janus, and DST would transfer to Janus shares of common stock of one of DST's subsidiaries holding certain business and additional assets. The additional assets would include a combination of cash and subordinated notes of DST with an aggregate value of approximately $830 million to approximately $990 million. The amount of cash would not exceed $895 million and the amount of the subordinated notes, if any, would not exceed $150 million. The aggregate value of the exchange is expected to range from approximately $950 million to $1.1 billion. DST and Janus have not entered into a definitive agreement at this time, and there can be no assurance that DST and Janus will enter into a definitive agreement regarding this transaction.


                                     * * * *

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST's views as of today, and actual results could differ. There could be a number of factors affecting future results, including those set forth in Form 8-K/A dated March 17, 2003 filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.